Item 24
                                                                EXHIBIT (1)(C)

                                     ARTICLES OF AMENDMENT

                PREMIER GROWTH FUND, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessm ents and Taxation of Maryland that:
                FIRST: The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:
                "SECOND: The name of the corporation (hereinafter called the 'corporation') is Dreyfus Premier Growth Fund, Inc."
                SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.
                THIRD: These Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland Gene ral Corporation Law to be made without action by the stockholders of the Corporation.
                The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief, the matters and facts set fort h in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.
                IN WITNESS WHEREOF, Premier Growth Fund, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, and
witnessed by its Assistant Secretary, on the          day of               ,
1997.

                                                PREMIER GROWTH FUND, INC.


                                                BY:
                                                      _____________________,
                                                        Vice President

WITNESS:



_________________,
    Assistant Secretary